UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 10, 2014

BREEDIT CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the periods set forth below, BreedIT Corp, f/k/a Progaming Platforms Corp. (the "Registrant") issued and/or sold restricted shares of its common stock to individuals and entities as follows:.

1. On February 18, 2014, in connection with a Share Purchase Agreement dated October 20, 2013 between the Registrant, BreedIT Ltd, an Israeli entity and Dr. Oded Sagee, BreedIT Ltd's founder and then sole shareholder (the "SPA," referenced in Item 8.01 below) the Registrant issued to Dr. Oded Sagee, minority owner of BreedIT Ltd., the Registrant's 66.67% owned Israeli subsidiary, 2,200,000 shares of the Registrant's common stock and granted Dr. Sagee 2,200,000 Class A Warrants and 2,200,000 Class B Warrants, exercisable at $0.055 and $0.065 per share, respectively;
2. On March 12, 2014 the Registrant issued a total of 30,000 warrants exercisable at $0.60 per share to an entity for bona fide services to the Registrant valued at an aggregate of $16,134;
3. On April 10, 2014, the Registrant granted to BreedIT Ltd's chief technical officer 850,000 stock options exercisable at a price of $0.05 per share (the "Options"), of which, 150,000 Options vested immediately and the remaining 700,000 Options vest over the period of 3 years in 12 equal quarterly installments.

Item 8.01 Other Events.

On October 21, 2013, the Registrant filed a Form 8-K reporting the execution of the SPA pursuant to which the Registrant agreed to grant to Dr. Sagee options to purchase 9.99% of the aggregate number of shares of common stock then outstanding (the "Sagee Options"). On February 18, 2014, a new agreement was reached with Dr. Sagee whereby the issuance of the shares and grant of warrants referenced in Items 3.02(1) above superseded the obligation of the Registrant in the SPA with respect to the Sagee Options, which were canceled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BreedIt Corp.

By:	/s/ Yoel Yogev
Name:	Yoel Yogev
Title:	Chief Executive Officer

Date: April 16, 2014